UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 19, 2019

Date of Report (Date of earliest event reported)

Sophiris Bio Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1258 Prospect Street La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 777-1760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	SPHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Equity Grants

On December 19, 2019, our Board of Directors granted to Mr. Woods, Dr. Hulme and Mr. Slover options to purchase common shares of the Company, as follows:

Name	Title	Number of Shares
Randall E. Woods	President & Chief Executive Officer	175,000
Allison Hulme, Ph.D.	Chief Operating Officer & Head of Research and Development	123,000
Peter T. Slover	Chief Financial Officer	103,000

For each option granted in the table above, the shares shall vest as follows: 1/3rd shall vest on December 19, 2020 and 1/36th shall vest monthly thereafter, subject to the individual’s continued service through each such date. The option grant date for each option was December 19, 2019 and the exercise price per share is $0.36. The term of each option will be 10 years.

The options granted per the above will be subject to the terms and conditions of the Company’s Amended and Restated 2011 Stock Option Plan (the “Plan”). The foregoing does not purport to be complete and is qualified by reference to the Plan, which we have previously filed with the U.S. Securities and Exchange Commission.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

December 23, 2019	By:	/s/ Peter Slover

Name: Peter Slover
Title: Chief Financial Officer